UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2011

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01. OTHER EVENTS.

On August 8, 2011, SunOpta Inc. (the “Company”) issued a press release announcing that its indirect wholly-owned subsidiary, SunOpta Global Organic Ingredients Inc., has completed the acquisition of the assets and business of Lorton’s Fresh Squeezed Juices, Inc. (“Lorton’s”). The acquisition was completed on August 5, 2011 for cash consideration of $2.5 million, plus a potential earnout based on achievement of pre-determined earnings targets over a three-year period. The acquisition is subject to customary post-closing adjustments, which are expected to be completed within 12 months of the closing.

Located in San Bernadino, California, Lorton’s is a vertically integrated producer of a variety of citrus-based products in both industrial and packaged formats. The acquisition expands the Company’s vertically integrated operations into the extracting, processing and packaging of citrus-based ingredients through consumer packaged products, and provides increased capacity for further growth and expansion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By /s/ John Dietrich
      John Dietrich
      Vice President, Corporate Development and Secretary

Date August 9, 2011